                                                                    Exhibit 12.3



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES CGS AND THE MAJORITY-OWNED AFFILIATES
RATIO OF EARNINGS TO FIXED CHARGES:

                                                         Year End.   Year End.   Year End.   Year End.    Year End.
                                                           1996        1997        1998        1999         2000
                                                       -------------------------------------------------------------

Earnings:
  Pretax income (loss)                                    $(2,549)    $(3,684)    $(4,823)   $(12,086)     $(11,212)

Fixed Charges:
  Interest expense                                          5,801       7,901       9,585       9,982        12,620
  Interest factor of rental expense                             -           -           -           -             -
                                                       -------------------------------------------------------------
             Total fixed charges                            5,801       7,901       9,585       9,982        12,620
                                                       -------------------------------------------------------------

             Total earnings                                 3,252       4,217       4,762      (2,104)        1,408

             Total fixed charges                            5,801       7,901       9,585       9,982        12,620
                                                       -------------------------------------------------------------

                                                       -------------------------------------------------------------
Ratio of earnings to fixed charges                           0.56        0.53        0.50       (0.21)         0.11
                                                       -------------------------------------------------------------

                                                       -------------------------------------------------------------
  Deficiency to cover fixed charges                         2,549       3,684       4,823      12,086        11,212
                                                       -------------------------------------------------------------